                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report, which contains an explanatory paragraph stating that Midlantic Corporation changed its methods of accounting for postretirement benefits other than pensions and income taxes in 1993, dated January 20, 1994, on our audits of the consolidated financial statements of Midlantic Corporation and Subsidiaries as of December 31, 1993 and 1992, and for each of the three years in the period ended December 31, 1993, which report appears on page 70 of the 1993 Annual Report on Form 10-K for the year ended December 31, 1993 which is incorporated in this Registration Statement on Form S-3 and to the reference to this firm under the heading 'Experts' in the Prospectus.

                                          /S/__COOPERS & LYBRAND _______________
                                          COOPERS & LYBRAND

Parsippany, New Jersey
June 17, 1994